Exhibit 10.14

Fiscal 2013 Form

AAR CORP.

Director Restricted Stock Agreement

(“Agreement”)

Subject to the provisions of the AAR CORP. Stock Benefit Plan (“Plan”), the terms of which are hereby incorporated by reference herein, and in consideration of the agreements of the Grantee herein provided, AAR CORP. a Delaware corporation (“Company”), hereby grants to Grantee a restricted stock award (“Award”), effective June 1, 2012 (“Date of Award”), of 5,000 shares of common stock (“Common Stock”) of the Company, $1.00 par value (“Award Shares”), subject to the forfeiture and nontransferability provisions hereof and the other terms and conditions set forth herein:

1.                                      Acceptance By Grantee.  The Award is conditioned upon the acceptance by the Grantee of the terms and conditions of the Award as set forth in this Agreement.  The Grantee must confirm acceptance of the Award and this Agreement on Smith Barney’s web site (www.benefitaccess.com). If the Grantee does not accept the Award and this Agreement within 30 days from the date of the notification of the Award, the Award referenced herein shall expire unless the acceptance date is extended in writing signed by the Company.

2.                                      Restrictions. The Grantee represents that he is accepting the Award Shares without a view toward distribution of said Award Shares and that he will not sell, assign, transfer, pledge or otherwise encumber the Award Shares during the period commencing on the Date of Award and ending on the date the restrictions applicable to such Award Shares are released pursuant to paragraph 3 of this Agreement (“Restrictive Period”).

3.                                      Release of Restrictions. Subject to the provisions of paragraph 4 below, the restrictions described in paragraph 2 above shall be released with respect to the Award Shares on the first anniversary of the Date of Award, except as follows:

(a)                                 In General.  If the Grantee’s membership on the Company’s Board of Directors terminates prior to the last day of the Restrictive Period for any reason other than death, Disability or Retirement, the Grantee shall forfeit to the Company all Award Shares not previously released from the restrictions of paragraph 2 hereof.

(b)                                 Retirement.  If the Grantee’s membership on the Company’s Board of Directors terminates by reason of Retirement prior to the last day of the Restrictive Period, the Restrictive Period shall terminate in accordance with the restriction release schedule set forth above in the first clause of this paragraph 3 as to the Award Shares not previously released; provided, however, that if the Grantee dies after Retirement and prior to the last day of the Restrictive Period, the Grantee’s date of death will be treated as the date on which his membership on the Company’s Board of Directors has terminated, and the provisions of paragraph 3(c) shall apply in determining the release of restrictions as to the Award Shares not previously released.  For purposes of this Agreement, “Retirement” means the Grantee’s voluntary termination of membership on the Company’s Board of Directors at or after attaining age 65 with five or more consecutive years of service as a non-employee member of the Company’s Board of Directors.

(c)                                  Death or Disability.  If the Grantee’s membership on the Company’s Board of Directors terminates by reason of death or Disability, the Restrictive Period shall terminate on the date of such death or Disability.  For this purpose, “Disability” means the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(d)                                 Restrictive Covenant.  If at any time prior to the Award Shares’ release from the restrictions hereunder, the Grantee, without the Company’s express written consent, directly or indirectly, alone or as a member of a partnership, group, or joint venture or as an employee, officer, director, or greater than 1% stockholder of any corporation, or in any capacity engages in any activity which is competitive with any of the businesses conducted by the Company or its affiliated companies at any time during the Grantee’s membership on the Company’s Board of Directors, the Grantee shall forfeit to the Company all Award Shares not previously released from the restrictions of paragraph 2 hereof.

4.                                      Change in Control. In the event of a Change in Control of the Company, whether or not such change has the prior written approval of the Continuing Directors, the Restrictive Period shall terminate as to all Award Shares not previously released.

5.                                      Change in Outstanding Shares. In the event of any change in the outstanding shares of Common Stock occurring through stock splits, stock dividends, stock consolidations, spin-offs, other distributions of assets to stockholders or assumption or conversion of outstanding Awards due to an acquisition after the Date of Award, the Award Shares shall be treated in the same manner in any such transaction as other shares of Common Stock. Any additional shares of Common Stock received by the Grantee with respect to the Award Shares in any such transaction shall be subject to the same restrictions as are then applicable to those Award Shares for which the additional shares have been issued.

6.                                      Rights of Grantee. As the holder of the Award Shares, the Grantee is entitled to all of the rights of a stockholder of AAR CORP. with respect to any of the Award Shares, when issued, including, but not limited to, the right to receive dividends declared and payable since the Date of Award.

7.                                      Shares. In aid of the restrictions set forth in paragraph 2, the Grantee will be required to execute a stock power in favor of the Company which will be cancelled upon release of restrictions with respect to Award Shares released. Award Shares shall be held by the Company in electronic book entry form on the records of the Company’s Transfer Agent, together with the executed stock power, for the account of the Grantee until such restrictions are released pursuant to the terms hereof, or such Award Shares are forfeited to the Company as provided by the Plan or this Agreement. The Grantee shall be entitled to the Award Shares as to which such restrictions have been released, and the Company agrees to issue such Award Shares in electronic form on the records of the Transfer Agent. Upon request by the Grantee, the Transfer Agent will transfer such released Award Shares in electronic form to the Grantee’s broker for the Grantee’s account or issue certificates in the name of the Grantee representing the Award Shares for which restrictions have been released.

8.                                      Legend. The Company may, in its discretion, place a legend or legends on any electronic shares or certificates representing Award Shares issued to the Grantee that the Company believes is required to comply with any law or regulation.

9.                                      Committee Powers. The Committee may subject the Award Shares to such conditions, limitations or restrictions as the Committee determines to be necessary or desirable to comply with any law or regulation or with the requirements of any securities exchange. At any time during the Restrictive Period, the Committee may reduce or terminate the Restrictive Period otherwise applicable to all or any portion of the Award Shares.

10.                               Postponement of Distribution.  Notwithstanding anything herein to the contrary, the distribution of any portion of the Award Shares shall be subject to action by the Board taken at any time in its sole discretion (i) to effect, amend or maintain any necessary registration of the Plan or the Award Shares distributable in satisfaction of this Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (a) list such Award Shares on a stock exchange if the Common Stock is then listed on such exchange or (b) comply with restrictions or regulations incident to the maintenance of a public market for its Shares of Common Stock, including any rules or regulations of any stock exchange on which the Award Shares are listed, or (iii) to determine that such Award Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii)(b) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of this Award or any provision of this Agreement or the Plan to issue or release the Award Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not shorten the term of any restriction attached to the Award Shares and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to any other person as to which issuance under the Award Shares was delayed.

11.                               Miscellaneous.

(a)                                 The Award and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Illinois.

(b)                                 Capitalized terms used herein and not defined herein will have the meanings set forth in the Plan.

(c)                                  This Agreement has been examined by the parties hereto, and accordingly the rule of construction that ambiguities be construed against a party which causes a document to be drafted shall have no application in the construction or interpretation hereof. If any part of this Agreement is held invalid for any reason, the remainder hereof shall nevertheless remain in full force and effect.

(d)                                 This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and any prior understanding or representation of any kind antedating this Agreement concerning such subject matter shall not be binding upon either party except to the extent incorporated herein. No consent, waiver, modification or amendment hereof, or additional obligation assumed by either party in connection herewith, shall be binding unless evidenced by a writing signed by both parties and referring specifically hereto. No consent, waiver, modification or amendment with respect hereto shall be construed as applicable to any past or future events other than the one in respect of which it was specifically made.

(e)                                  This Agreement shall be construed consistent with the provisions of the Plan and in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control and any terms of this Agreement which conflict with Plan terms shall be void.

Questions concerning the provisions of this Agreement should be directed to the Company’s Corporate Secretary: 630/227-2050; fax 630/227-2059.

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By accepting this Agreement, you irrevocably agree to be bound by the terms hereof.  To accept this Agreement, please follow the procedures set forth below:

Step 1:	View your Award Summary (confirm that the number of shares awarded is correct)

Step 2:	Read and review the documentation.

Step 3:	Confirm the review/acceptance of your Award and this Agreement.

Step 4:	Receive an online confirmation of your acceptance.